UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51133	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 17, 2006 (Japanese Standard Time), MediciNova, Inc. (hereinafter the “Company,” “we,” or “us”) filed with the Osaka Securities Exchange (the “OSE”) a Japanese report referred to as “Kessan Tanshin,” which contained, among other things, our financial results for the year ended December 31, 2005 (the “Tanshin”).

The Tanshin is substantially the same as our Annual Report on Form 10-K (the “10-K”) for the year ended December 31, 2005 except the following supplemental information is provided:

•	In the Tanshin, we include a Financial Results Forecast for the six months ending June 30, 2006 and the year ending December 31, 2006 as follows:

	Revenues	Operating Loss	Net Loss
Interim Period (6 months)	$169,000	$(22,974,000)	$(20,184,000)
Full Year	$313,000	$(40,308,000)	$(35,089,000)

Expected loss per share (for full year): $0.36*

*	Using 98,805,856 for the weighted average number of shares used for expected basic and diluted net loss per share.

Note to financial results forecast.

The above estimates are based on certain assumptions made by the Company’s management as of the date hereof. These assumptions are based on management’s experience and perception of current conditions, trends, expected future developments and other factors believed to be appropriate in the circumstances. Such estimate is subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from the above estimates. These risks include the risk factors detailed in the Company’s Securities and Exchange Commission filings. Our independent auditors have not compiled or been involved in the preparation of the forecasted results for 2006. Accordingly, they assume no responsibility for the accuracy or presentation of this information.

•	In the Tanshin, we include redeemable convertible preferred stock as a liability on our balance sheet in computing the total amount of liabilities. Therefore, in the Tanshin, we state $46,099,473 as the total amount of liabilities at December 31, 2004, while in the 10-K, we state $2,616,397 as the total amount of liabilities at December 31, 2004. We have noted in the Tanshin that this accounting classification differs from U.S. generally accepted accounting principles, or GAAP.

First, we state that the reason behind the increase of “prepaid expenses and other current assets” by $2.1 million during the year ended December 31, 2005 from $0.5 million at December 31, 2004 to $2.6 million at December 31, 2005 was due to:

•	an increase of $1.2 million in prepaid expense to contract research organizations, or CROs;

•	an increase of $0.1 million in prepayment for insurance premium;

•	an increase of $0.2 million in interest receivable from our investments and other items; and

•	an increase of $0.6 million in accounts receivable.

Second, we state that the reason behind the decrease of “total liabilities” by $39.4 million during the year ended December 31, 2005 from $46.1 million at December 31, 2004 to $6.7 million at December 31, 2005 is mainly due to the automatic conversion of all of the Company’s preferred stock into common stock upon the completion of the IPO during the period.

•	In the Tanshin, financial statements denominated in Japanese yen are disclosed as supplementary information. The numbers were translated at 118.07 Japanese yen per U.S. dollar, which was the Telegraphic Transfer Middle Rate as of December 31, 2005.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or filing of the Company, except as shall be expressly set forth by specific reference in such a filing.

This report contains “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These forward-looking statements speak only as of the date hereof. For a discussion of factors that may cause results to differ, please see the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on February 16, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 16, 2006	MEDICINOVA, INC.

	By:	/s/ Shintaro Asako
Shintaro Asako Vice President, Accounting and Administration (Principal Accounting Officer)